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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999, except for Note 10, as to which the date is March 22, 1999, in the Registration Statement (Form S-1 No. __-_____) and related Prospectus of UOL Publishing, Inc. for the registration of 5,494,466 shares of its common stock.

/s/ Ernst & Young LLP

Vienna, Virginia
July 26, 1999